EXHIBIT 10.16

***                           CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.

LICENSE AND SUPPLY AGREEMENT

LICENSE AND SUPPLY AGREEMENT (the “Agreement”) effective the 12th day of September, 2005 (the “Effective Date”) by and between BioKool, LLC, [an Arizona] limited liability company (hereinafter “BioKool”) and Bare Escentuals, Inc., a California corporation (hereinafter “Licensee”).

RECITALS

BioKool desires to grant to Licensee and Licensee desires to acquire from BioKool an exclusive license to commercialize the Licensed Ingredients as part of Licensee consumer product compositions in the Field, on the terms and conditions herein.

NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1.             DEFINITIONS

The terms defined in this Article 1 shall, for all purposes of this Agreement, have the following meaning:

“BioKool Mineral Technology” shall mean BioKool’s proprietary mineral technology, as more fully described in Exhibit A attached hereto.

“Color Cosmetics Products” shall consist of cosmetics products containing pigment and dyes that are used for beautification enhancement purposes.

“Confidential Information” means any and all technical and non-technical information one party provides the other hereunder that is either indicated to be proprietary or confidential information of the disclosing party or which by its nature the receiving party would reasonably deem such information to be confidential or proprietary regardless of marking, including trade secret, know-how and proprietary information, designs, schematics, techniques, technical documentation, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in written, oral, graphic or electronic form.

“Cosmetic Skin Care Products” shall consist of cosmetic products intended for skin maintenance and enhancement of skin to provide a youthful appearance.

“Cosmetic” shall have the meaning set forth in the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ‘321(i), on the Effective Date hereof.

“Field” shall mean Personal Care Products, Color Cosmetics Products, OTC Color Cosmetics Products, Cosmetic Skin Care Products and OTC Skin Care Treatment Products.

“Intellectual Property Rights” shall mean all patent rights, copyright rights, moral rights, trade secret rights, and all other intellectual and industrial property rights, trade marks and service marks, whether or not registered or perfected, anywhere in the world, and all registrations, initial applications, renewals, extensions, continuations, divisions or reissues for any of the foregoing.

“Know-How” shall mean all inventions, discoveries, trade secrets, improvements, and information, whether or not patented or patentable, that have been developed by BioKool, which relate to or are used in conjunction with the development, manufacture, or use of the Licensed Ingredients.

“Licensed Ingredients” shall mean the ingredients, based on BioKool Mineral Technology, listed in Exhibit A.

“Net Sales” shall mean amounts actually received by Licensee from the sales of  Products, less the following deductions: (i) rebates, and any trade, cash and quantity discounts offered by Licensee; (ii) taxes on sales (such as sales or use taxes) to the extent added to the sales price; (iii) value added taxes when included as part of the sales price and not refunded to the payor; (iv) freight, insurance, and other transportation charges; and (v) amounts repaid or credited by reason of rejection, defects, or returns or because of retroactive price reductions.

“OTC Color Cosmetics Products” shall consist of OTC products containing pigments and dyes intended for beautification enhancement, and which may also be intended to protect or promote healthy skin conditions or treat skin disorders.

“OTC Skin Care Treatment Products” shall mean OTC products intended to protect and promote healthy skin conditions or treat skin disorders.

“Over-the-Counter Products” or “OTC Products” shall mean compositions that are sold Over-the-Counter (“OTC”) and regulated by the Food & Drug Administration and that contain the Licensed Ingredients.

“Patent Rights” shall mean any US or foreign patent application or issued patent relating to the Licensed Ingredients or to methods of making or using such Licensed Ingredients that are filed prior to or during the term of this Agreement, including any addition, continuation, continuation-in-part, or division thereof or any substitute application thereof, any reissue or extension, of any such patent. All patent and patent applications currently within this definition and applicable to this agreement are set forth on Exhibit B hereto, which Exhibit shall be amended as necessary to reflect changes or additions to the Patent Rights.

“Personal Care Products” shall consist of all personal care and dermatological,  Cosmetic and OTC, pigmented and non-pigmented consumer products for topical applications or oral applications promoted  for personal hygiene, treatment and beauty enhancement purposes or for treatment of skin disorders, bath and shower products, body care, nail care and hair care products, and soaps, lotions, perfumes and similar products, but excluding oral consumable health and sport products related to food, beverages, and supplements for human or veterinary consumption.

“Product” shall mean a composition that incorporates Licensed Ingredients and that is made into finished goods for commercial sale to consumers.

“Purchase Order” shall mean a written purchase order that is delivered to BioKool in accordance with Section 3, specifying the quantity of Licensed Ingredients required, the delivery date requested and the delivery location requested by Licensee.

“Subcontractor” shall mean a third-party entity providing services in connection with the manufacturing of Product for Licensee.

“Territory” shall mean the entire world.

“Totala” is a registered trademarked owned by BioKool.

2.             LICENSE GRANT

2.1           License Grants.  Subject to the terms and conditions of this Agreement, BioKool hereby grants Licensee a worldwide, exclusive (even as to BioKool), right and license under and to the BioKool Mineral Technology to make, have made, use, have used, import, offer to sell and sell through multiple tiers of distribution Licensed Ingredients and Products, and to make modifications and improvements thereto and otherwise exploit and exercise such rights as Licensee may choose in its sole discretion; provided that such license is limited to the Field.

2.2           BioKool Ownership.  As between the parties and except as set forth below, BioKool shall own all right, title and interest in and to all BioKool Mineral Technology relating to License Ingredients, and any improvements thereto created by BioKool.  Any such improvements will be licensed exclusively to Licensee pursuant to Section 2.1 above.

2.3           Licensee Ownership.  As between the parties and except as set forth below, Licensee shall own all Intellectual Property Rights relating to any inventions, whether or not patentable, or other technology, materials, formulae, processes, ingredients, clinical test results, data and products made, conceived, or reduced to practice by or for Licensee, or jointly by BioKool and Licensee, related to or in connection with the Licensed Ingredients, the BioKool Mineral Technology, or related to or in connection with any Products developed using Licensed Ingredients during the term of this Agreement.

2.4           Delivery.  Upon request from Licensee, BioKool agrees to provide to Licensee as promptly as practicable documentation regarding the BioKool Mineral Technology and the Licensed Ingredients reasonably sufficient to enable Licensee to understand the properties and specifications of the BioKool Mineral Technology and the Licensed Ingredients.  Upon request from Licensee, BioKool agrees to provide free of charge with any training Licensee requires to understand the BioKool Mineral Technology.

3.             PURCHASE ORDER AND DELIVERY PROCESS

3.1           Purchase Orders. Licensee may issue Purchase Orders from time to time to BioKool to purchase Licensed Ingredients.   Licensee shall have no obligation to purchase any minimum unit quantity or dollar amount of Licensed Ingredients under this Agreement.  Licensee and BioKool agree that a Purchase Order sent to BioKool by confirmed facsimile or electronic transmission shall constitute a writing for all legal purposes.  BioKool shall not sell any Licensed Ingredients to any third party, or otherwise commercialize the Licensed Ingredients in any manner, for any application in the Field or for any application substantially related to the Field that could reasonably be confused with or used as an application within the Field, without the prior written consent of Licensee.

3.2           Acknowledgment of Licensee Purchase Order.  Within *** days of BioKool’s receipt of a Purchase Order, BioKool shall expressly acknowledge receipt and acceptance of the Purchase Order and its requirements by signing the Purchase Order within the space provided thereon and returning it to BioKool via return mail or confirmed facsimile, or for e-mail transmission by sending an electronic acknowledgement of receipt and acceptance.  BioKool may not reject any Purchase Order issued in accordance with the Agreement.  The delivery lead times for Licensed Ingredients to be delivered under any Purchase Order will not exceed *** days.  Should written acceptance not be received by Licensee for any Purchase Order within the time period provided above, BioKool shall be deemed to have accepted such Purchase Order and upon such acceptance, the quantities and delivery dates as set forth in the Purchase Order shall be strictly adhered to.

3.3           Revision of Purchase Orders. Licensee shall have the right, without penalty, to increase the volume or change the location of delivery of any Purchase Order by providing written notice to BioKool at least *** days prior to BioKool’s scheduled shipment date.  BioKool shall use commercially reasonable efforts to accommodate Licensee’s revised Purchase Order in accordance with the lead times referenced above.

3.4           Cancellation of Purchase Orders. Licensee may, in its sole discretion, cancel all or any part of any Purchase Order by providing written notice to BioKool at least *** days prior to BioKool’s scheduled shipment date without incurring any cancellation charges.

3.5           Conflicting Terms and Conditions. The terms and conditions in this Agreement shall supersede and replace all preprinted form terms and conditions set forth on any purchase order acknowledgment. Neither party is obligated to notify the other party that the additional or conflicting terms and conditions do not apply and all such additional or conflicting terms and conditions are hereby rejected.

3.6           Supply Failure.  Failure by BioKool to supply Licensee with requirements in Purchase Orders that comply with this Agreement shall be deemed to be a material breach of this Agreement, allowing Licensee to terminate this Agreement per Section 8, or obtain an alternate source of supply of Licensed Ingredients (with incremental costs considered damages from BioKool’s breach).

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3.7           Delivery. Delivery shall be DDP (Incoterms 2000) Licensee’s requested delivery point. Title and risk of loss for the Licensed Ingredients will transfer to Licensee upon shipment from the designated delivery point.

3.8           Changes to Licensed Ingredients.  If Licensee requests changes to the Licensed Ingredients, the parties will discuss in good faith and separately agree to any changes that Licensee may require to the Licensed Ingredients.

4.             DEVELOPMENT AND CLINICAL TESTING

4.1           Development. Licensee will use commercially reasonable efforts to incorporate the Licensed Ingredients into Products.

4.2           Clinical Testing. Upon completion of Licensee’s initial development work to incorporate the Licensed Ingredients into Products, Licensee will clinically test the initial Product in accordance with a clinical test schedule to be determined by Licensee to determine whether the Product performs in accordance with the clinical results specifications set forth in Exhibit C.  Such clinical testing will be conducted in accordance with the protocols and procedures and at the locations set forth in Exhibit C, or as otherwise agreed to among Licensee, its subcontractor RF Technology Consultants Inc. (“RF Technology”), and BioKool in writing.

4.3           RF Technology.  The parties acknowledge and agree that Licensee intends to engage RF Technology to formulate products and to support Licensee’s clinical tests pursuant to a separate written agreement between Licensee and RF Technology.  Notwithstanding the foregoing, nothing herein shall prevent Licensee from engaging one or more other parties to formulate, supply and test Products.

4.4           Review and Acceptance.  Licensee will not distribute or sell the first Product incorporating a Licensed Ingredient unless and until the parties agree that the Product incorporating the Licensed Ingredients performs according to the clinical results specifications set forth in Exhibit C and meets agreed upon marketability expectations.  Neither party may unreasonably condition, delay or withhold consent.  For future Products, BioKool’s consent will not be required.

4.5           Failure of Clinical Test.  In the event that the results of clinical tests fail to satisfy the specification requirements set forth in Exhibit C, Licensee, at its sole option, may pay BioKool the sum of *** and both parties shall thereupon renegotiate in good faith the terms of this Agreement.  In the event that new terms to this Agreement cannot be reached, either party may terminate this Agreement in accordance with Section 8.  If Licensee, in its sole discretion, waives its right to renegotiate the terms of this agreement, the Licensee’s right of renegotiation will be deemed expired.

4.6           Clinical Testing Costs.  Licensee shall bear all its own costs related to the clinical testing and any other outside testing and market research costs of Products incorporating the Licensed Ingredients.

5.             PAYMENTS

5.1           Licensed Ingredients Fees.  Licensee agrees to pay BioKool the prices for the Licensed Ingredients set forth in Exhibit A.  All such payments shall be due

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within thirty (30) days following receipt of valid invoice.  BioKool agrees to invoice Licensee upon delivery.

5.2           Commencement Payment.  Upon the completion of a successful clinical test, as defined in Section 4.2 and Exhibit C, Licensee shall pay to BioKool, within *** days following the completion date of the clinical test, the sum of ***.

5.3           Milestone Payments ***.  Subject to the terms and conditions of this Agreement, Licensee shall pay BioKool the amount set forth in the table below under the heading “Payment Amount” within *** days following the achievement of the milestone listed next to such amount under the heading “Product Milestone.”  These milestone payments shall be considered an advance on excess royalties (i.e., royalties payable over and above any minimum royalty payments) for such products, as specified in Section 6.1:

Product Milestone	Payment Amount (U.S. Dollars)

***

5.4           *** Option.  Licensee shall have the sole right to *** within *** days after *** of the first commercial launch of a Product under this Agreement by paying a fee of *** to BioKool.  If the parties, negotiating in good faith, cannot reach an agreement, Licensee shall have the right to terminate this Agreement per Section 8.  If Licensee, at its sole discretion, decides not to exercise this right, Licensee will pay to BioKool the sum of ***, and Licensee’s right of *** will be deemed expired.

6.             ROYALTIES

6.1           Royalty Rate. Licensee shall pay to BioKool a royalty on annual Net Sales by Licensee of Products incorporating the Licensed Ingredient, on a Product-by-Product basis, equal to *** of such Net Sales.  Licensee shall pay such royalties within thirty (30) days after the end of each calendar quarter beginning with the quarter in which Licensee first ships for commercial sale a Product incorporating Licensed Ingredients.

6.2           Annual Minimum Royalties.  Licensee agrees to pay at least the minimum royalties for each contract year as specified in Exhibit D.  If royalties paid in a given year do not achieve the minimum royalty amount for such contract year, then Licensee’s payments for the fourth quarter of such contract year will include any extra amounts necessary to fulfill its minimum annual royalty commitment.

6.3           Records; Reports. Licensee will keep proper and accurate records of all sales for which royalty payments are applicable pursuant to this Section 6.  Licensee shall preserve such records for at least two (2) years after the applicable sale.  In addition, with each payment of royalties, Licensee shall provide BioKool a written report detailing the basis for the payment.

6.4           Audit and Inspection.  BioKool shall have the right during the term of this Agreement and within two (2) years thereafter, to appoint an independent auditor reasonably acceptable to Licensee to inspect the books and records maintained by Licensee pursuant to Section 6.3 upon reasonable prior written notice during normal business hours at Licensee’s offices.  Licensee agrees to provide such auditor with such

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assistance, co-operation and further information as such auditor may reasonably require for such purpose.  If such inspection reveals that Licensee’s payments were less than the amount which should have been paid, then Licensee shall pay to BioKool any sums shown to be due.  If the underpayment was in excess of *** of the total sums accrued due during the period for which such inspection and audit was made, the Licensee shall also pay to BioKool the reasonable costs of such audit and inspection upon receipt of an appropriate invoice justifying the costs.

7.             MARKETING

7.1           Press Releases. The parties agree to issue a mutually acceptable joint press release announcing this Agreement and the decision by Licensee to incorporate the BioKool Mineral Technology in the Products.

7.2           Joint Marketing.  The parties may elect to cooperate in connection with proposals for education, promotion, joint marketing, and the preparation of joint marketing materials and collateral regarding Licensee’s incorporation of the BioKool Mineral Technology into Products (provided that Licensee shall be by this clause in no way restricted from carrying out its own such activities).  All costs of such joint activities will be agreed between the parties, but in the absence of specific agreement, each party shall bear its own costs.

7.3           Marking. If Licensee chooses to use the “Totala®” trademark,  Licensee agrees to comply with the marking requirements are further specified in Exhibit E.

7.4           Trademark License. Subject to the terms and conditions of this Agreement, BioKool hereby grants to Licensee a non-transferable, royalty-free license to use BioKool’s trademarks, trade names and logos listed in Exhibit F (the “Marks”) for marketing the Products if Licensee elects. Licensee agrees to state in appropriate places on all materials using the Marks that the Marks are trademarks of BioKool and to include the appropriate trademark symbols. BioKool grants no other rights than expressly granted hereunder, and Licensee acknowledges BioKool’s exclusive ownership of the Marks and the renown of the Marks worldwide. Licensee agrees not to take any action inconsistent with such ownership and further agrees to take, at BioKool’s reasonable expense, any action, including, the conduct of legal proceedings, that BioKool deems necessary to establish and preserve BioKool’s rights in and to its Marks. Licensee shall not adopt, use or attempt to register any trademarks or trade names that are confusingly similar to the Marks.

8.             TERM AND TERMINATION

8.1           Term.  Unless earlier terminated pursuant to the terms and conditions of this Agreement, this Agreement shall commence on the Effective Date and shall remain in force for ten (10) years.  The Agreement may be renewed by mutual agreement of the parties.

8.2           Termination for Cause. Either party shall have the right to terminate this Agreement for default by the other in performance of any material obligation under this Agreement where such default continues for a period of sixty (60) days after written notice thereof to the defaulting party specifying such default.  In addition, Licensee shall

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have the right to terminate this Agreement upon the material breach of BioKool of the representations and warranties set forth in Section 11.

8.3           Effect of Termination.  Upon termination, Licensee shall be permitted to sell any Products in inventory at the time of termination but shall not make any more Products containing Licensed Ingredients, subject to payment of applicable royalties.  If Licensee has been using the Totala mark for Products, BioKool agrees not to use the Totala mark for one year after expiration or termination of the Agreement.   Sections 2.3, 2.4, 8.3, 9, 10, 11, 12 and 13 shall survive any termination or expiration of this Agreement.

9.             LIMITED LIABILITY

9.1           Waiver.  EXCEPT FOR ANY BREACHES OF ANY LICENSE RESTRICTIONS, CONFIDENTIALITY, OR EXCLUSIVITY RESTRICTIONS, AND EXCEPT FOR ANY AMOUNTS PAYABLE PURSUANT TO AN INDEMNITY OBLIGATION HEREUNDER, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE LICENSED INGREDIENTS, FOR ANY CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  The parties acknowledge and agree that this limitation of liability is an essential element of this Agreement and in its absence the material terms of this Agreement would be substantially different.

10.           INDEMNIFICATION

10.1         IP Indemnity by BioKool.  BioKool shall indemnify, defend and hold Licensee harmless from and against any and all liabilities, damages, costs and expenses, including reasonable attorneys’ fees, expert witness fees and court costs, incurred by Licensee to the extent it is based upon a claim that the Licensed Ingredients, the BioKool Mineral Technology or any Intellectual Property Rights related thereto, or any use of the Licensed Ingredients, BioKool Mineral Technology or any Intellectual Property Rights related thereto in any of the licensed applications contemplated by Section 2.1 above, infringes upon any patent, trademark, copyright or other intellectual property right, or misappropriate any trade secret, of any third party.  In such case, Licensee agrees to (i) promptly notify BioKool in writing of a claim against which it is indemnified hereunder; (ii) give BioKool sole control of the defense and all related settlement negotiations (subject to the written approval of Licensee, not to be unreasonably withheld) for any settlements that do not unconditionally release Licensee or that materially affect the terms of this Agreement; and (iii) provide BioKool at BioKool’s expense with the assistance, information and authority reasonably necessary to perform the above. Licensee also may participate in the defense of a claim at its option and its own expense. Licensee shall also indemnify, defend and hold BioKool harmless from and against any and all liabilities, damages, costs and expenses, including reasonable attorneys’ fees, expert witness fees and court costs, incurred by Licensee to the extent it is based upon conducting its operational business practices and not related to Licensed Ingredient or the BioKool Mineral Technology or any Intellectual Property Rights thereof.

10.2         Indemnity by Licensee.  Except with respect to the claims for which BioKool is obligated to indemnify Licensee under Section 10.1, Licensee shall indemnify, defend and hold BioKool harmless from and against any and all liabilities, damages, costs and expenses, including reasonable attorneys’ fees, expert witness fees and court costs, incurred by BioKool to the extent it is based upon (a) a claim that the Products infringe upon any patent, trademark, copyright or other intellectual property right, or misappropriate any trade secret, of any third party or (b) a claim alleging misrepresentations regarding the efficacy of the Products; provided that BioKool (i) promptly notifies Licensee in writing of a claim against which it is indemnified hereunder; (ii) gives Licensee sole control of the defense and all related settlement negotiations (subject to the written approval of BioKool, not to be unreasonably withheld) for any settlements that do not unconditionally release Licensee or that materially affect the terms of this Agreement; and (iii) provides Licensee at Licensee’s expense with the assistance, information and authority reasonably necessary to perform the above.  BioKool also may participate in the defense of a claim at its option and its own expense.

11.           REPRESENTATIONS AND WARRANTIES

11.1         Performance Warranty.  BioKool represents and warrants that all Licensed Ingredients delivered hereunder shall conform with the specifications for such Licensed Ingredients and set forth in Exhibit A.

11.2         Title Warranty.  BioKool represents and warrants that it has all necessary right, title and authority to enter this Agreement and to grant the licenses granted under this Agreement and to supply all Licensed Ingredients.

12.           CONFIDENTIALITY

12.1         Confidential Information.  Both parties will maintain in confidence all Confidential Information disclosed by the other party (the “Disclosing Party”).  A receiving party hereunder (the “Receiving Party”) will not use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement.  To the extent that disclosure is authorized by this Agreement, a Receiving Party will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement.  A Receiving Party will use at least the same standard of care as it uses to protect its own most confidential information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information.  The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

12.2         Exceptions.  The obligations of confidentiality contained in Section 12.1 will not apply to the extent that it can be established by the Receiving Party beyond a reasonable doubt that such Confidential Information:

(a)                                  was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

(d)                                 was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the other party not to disclose such information to others; or

(e)                                  was developed independently by the Receiving Party without any use of Confidential Information.

12.3         Permitted Disclosures. Notwithstanding Section 12.1, each party hereto may disclose the other party’s information to the extent such disclosure is reasonably necessary in complying with government regulations or otherwise submitting information to tax or other governmental authorities.

13.           MISCELLANEOUS

13.1         Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

13.2         Waiver. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

13.3         Binding Effects. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties; provided, however, that BioKool may not assign its rights hereunder to any third party without the written consent of Licensee.  Any such purported assignment shall be null and void from the beginning.

13.4         Independent Contractor. The relationship of the parties hereto is that of independent contractors. A party hereto shall not be deemed to be an agent, partner, or venturer of the other for any purpose as a result of this Agreement or the transaction contemplated thereby.

13.5         Compliance with Laws. In exercising their rights under this license, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over exercise of rights under the license.

13.6         Notices.  Any notice required or permitted to be given to the parties hereto shall be given in writing and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail or sent by facsimile to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

BIOKOOL
16121 W. Eddie Albert Way
Goodyear, AZ 85338

LICENSEE

Bare Escentuals, Inc.
425 Bush Street, Suite 300
San Francisco, CA 94108
attn:

13.7         Severability. In the event of any provision of this Agreement becomes or is declared by any court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

13.8         Force Majeure. Nonperformance by either party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restriction, failure of suppliers, or any other reason when failure to perform is beyond the reasonable control and not caused by the negligence, international conduct or misconduct of the nonperforming party.

13.9         Complete Agreement. It is understood and agreed between BioKool and Licensee that this Agreement inclusive of its exhibits constitutes the entire agreement. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of BioKool and Licensee.

IN WITNESS WHEREOF, the parties have hereby executed this Agreement, their respective officers hereunto duly authorized, as of the day and year first above written.

BioKool LLC		Bare Escentuals, Inc.

By	/s/ Rodger Blotsky	By	/s/ Leslie Blodgett
Name	Rodger Blotsky	Name	Leslie Blodgett
Title	President	Title	CEO

EXHIBIT  A

LICENSED INGREDIENTS	PRICE

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Licensed Ingredient Specifications:

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EXHIBIT B

PATENTS

US Patent Application Filed on December 2, 2003, Titled: Mineral Nutritional, Cosmetic, Pharmaceutical, and Agricultural Compositions and Methods for Producing the Same — By Inventors — Blotsky & Figueroa

EXHIBIT C

CLINICAL TESTS

CLINICAL TEST RESULT SPECIFICATIONS:

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EXHIBIT D

ANNUAL MINIMUM ROYALTIES

Year (anniversary of
Effective Date)	Minimum Royalty
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EXHIBIT F

Totala™  MARKINGS

Any use of the “Totala” mark must be accompanied by the following footnote stating: “TOTALA™ is a registered trademark of BioKool LLC.”